EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER



                           dated as of July 15, 2007,



                                      among


                                   IHOP CORP.,


                                   CHLH CORP.


                                       and


                         APPLEBEE'S INTERNATIONAL, INC.

                               TABLE OF CONTENTS

                                                                                                      Page


                                    ARTICLE I

                                   Definitions

 SECTION 1.01.  Certain Defined Terms.....................................................................1
 SECTION 1.02.  Index of Defined Terms....................................................................3
 SECTION 1.03.  Interpretation............................................................................6


                                   ARTICLE II

                                   The Merger

 SECTION 2.01.  The Merger................................................................................6
 SECTION 2.02.  Closing...................................................................................6
 SECTION 2.03.  Effective Time............................................................................7
 SECTION 2.04.  Effects of the Merger.....................................................................7
 SECTION 2.05.  Certificate of Incorporation and Bylaws...................................................7
 SECTION 2.06.  Directors.................................................................................7
 SECTION 2.07.  Officers..................................................................................7


                                   ARTICLE III

   Effect of the Merger on the Capital Stock of the Constituent Corporations;
                      Exchange Fund; Company Equity Awards

 SECTION 3.01.  Effect on Capital Stock...................................................................8
 SECTION 3.02.  Exchange Fund.............................................................................9
 SECTION 3.03.  Company Equity Awards....................................................................11


                                   ARTICLE IV

                         Representations and Warranties

 SECTION 4.01.  Representations and Warranties of the Company............................................12
 SECTION 4.02.  Representations and Warranties of Parent and Sub.........................................37


                                       i

                                    ARTICLE V

                    Covenants Relating to Conduct of Business

 SECTION 5.01.  Conduct of Business......................................................................40
 SECTION 5.02.  No Solicitation..........................................................................44
 SECTION 5.03.  WARN Act.................................................................................46


                                   ARTICLE VI

                              Additional Agreements

 SECTION 6.01.  Preparation of the Proxy Statement; Stockholders' Meeting................................47
 SECTION 6.02.  Access to Information; Confidentiality...................................................47
 SECTION 6.03.  Reasonable Best Efforts..................................................................48
 SECTION 6.04.  Benefit Plans............................................................................49
 SECTION 6.05.  Indemnification, Exculpation and Insurance...............................................50
 SECTION 6.06.  Fees and Expenses........................................................................51
 SECTION 6.07.  Public Announcements.....................................................................52
 SECTION 6.08.  Stockholder Litigation...................................................................52
 SECTION 6.09.  Financing................................................................................52


                                   ARTICLE VII

                              Conditions Precedent

 SECTION 7.01.  Conditions to Each Party's Obligation to Effect the Merger...............................55
 SECTION 7.02.  Conditions to Obligations of Parent and Sub..............................................55
 SECTION 7.03.  Conditions to Obligation of the Company..................................................56
 SECTION 7.04.  Frustration of Closing Conditions........................................................56


                                  ARTICLE VIII

                        Termination, Amendment and Waiver

 SECTION 8.01.  Termination..............................................................................57
 SECTION 8.02.  Effect of Termination....................................................................58
 SECTION 8.03.  Amendment................................................................................58
 SECTION 8.04.  Extension; Waiver........................................................................58
 SECTION 8.05.  Procedure for Termination or Amendment...................................................58


                                       ii

                                   ARTICLE IX

                               General Provisions

 SECTION 9.01.  Nonsurvival of Representations and Warranties............................................59
 SECTION 9.02.  Notices..................................................................................59
 SECTION 9.03.  Consents and Approvals...................................................................60
 SECTION 9.04.  Counterparts.............................................................................60
 SECTION 9.05.  Entire Agreement; No Third-Party Beneficiaries...........................................60
 SECTION 9.06.  GOVERNING LAW............................................................................60
 SECTION 9.07.  Assignment...............................................................................60
 SECTION 9.08.  Specific Enforcement; Consent to Jurisdiction............................................60
 SECTION 9.09.  Severability.............................................................................61


               AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 15, 2007, among IHOP CORP., a Delaware corporation ("Parent"), CHLH CORP., a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than (a) shares of Company Common Stock held by the Company, as treasury stock, or otherwise owned by Parent, Sub or any subsidiary of the Company and (b) the Appraisal Shares (as defined herein), will be converted into the right to receive $25.50 in cash; and

     WHEREAS,   Parent,   Sub   and  the   Company   desire   to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   Definitions

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "business day" means any day on which banks are not required or authorized to be closed in the City of New York.

     "Company Disclosure Letter" means the letter dated as of the date of this Agreement delivered by the Company to Parent and Sub.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Intellectual Property Rights" shall mean all intellectual property rights of any kind or nature throughout the world, including all (i) U.S. and foreign patents, patent applications, patent disclosures, and all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof ("Patents"), (ii) U.S. and foreign trademarks, service marks, company names, trade names, Internet domain names, logos, slogans, trade dress, and other designations of source or origin, together with the goodwill connected with the use of and symbolized by any of the foregoing ("Trademarks"),
(iii) U.S. and foreign copyrights and copyrighted subject matter (including, to the extent applicable, Software and databases) ("Copyrights"), (iv) rights of publicity, (v) trade secrets and other know-how, inventions and proprietary processes (including proprietary Software and operating procedures), formulae, models and methodologies ("Trade Secrets") and (vi) applications, registrations, renewals, and recordings for the foregoing.

     "Knowledge" means (i) with respect to the Company, the actual knowledge of any of the persons set forth in Section 1.01 of the Company Disclosure Letter and (ii) with respect to Parent or Sub, the actual knowledge of the chief executive officer, chief financial officer and general counsel of Parent.

     "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that, individually or together with any other change, effect, event, occurrence or state of facts that is materially adverse to the business, financial condition or results of operations of the Company and its
Subsidiaries, taken as a whole, other than any change, effect, event or occurrence resulting from (i) economic, financial market or geopolitical conditions in general, (ii) changes in Law or applicable accounting regulations or principles or interpretations thereof, (iii) conditions in the casual dining or restaurant industries generally, (iv) any change in the Company's stock price or trading volume, in and of itself, or any failure, in and of itself, by the Company to meet published revenue or earnings projections, (v) any outbreak or escalation of hostilities or war or any act of terrorism and (vi) the announcement of the Company's intention or desire to enter into this Agreement or a similar agreement or the announcement of this Agreement and the transactions contemplated hereby and performance of obligations under this Agreement (including any action or inaction as a result thereof by the Company's franchisees, employees, vendors or competitors) except, in the case of clauses
(i), (iii) and (v), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to other companies in the casual dining and restaurant industries generally.

     "Parent Material Adverse Effect" means any change, effect, event, occurrence or state of facts that prevents or materially impedes, interferes with, hinders or delays the consummation by Parent or Sub of the Merger or the other transactions contemplated by this Agreement.

     "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     "Software" means computer programs and other software (whether in source code, object code, or other form) and related documentation, other than in each case "shrink wrap," "click wrap," and other "off the shelf" software commercially available to the public generally.

     "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

     SECTION 1.02. Index of Defined Terms. Each of the following defined terms is defined in the corresponding Section of this Agreement listed in the following index:


 Adverse Recommendation Change.................................................     Section 5.02(b)
 Affiliate.....................................................................     Section 1.01
 Agreement.....................................................................     Preamble
 Annual Amount.................................................................     Section 6.05(c)
 Appraisal Shares..............................................................     Section 3.01(d)
 Bridge Financing..............................................................     Section 4.02(d)
 Bridge Marketing Period.......................................................     Section 6.09(b)
 Business day..................................................................     Section 1.01
 Certificate...................................................................     Section 3.01(c)
 Certificate of Merger.........................................................     Section 2.03
 Claim.........................................................................     Section 6.05(b)
 Closing.......................................................................     Section 2.02
 Closing Date..................................................................     Section 2.02
 Code..........................................................................     Section 3.02(h)
 Commonly Controlled Entity....................................................     Section 4.01(l)(i)
 Company.......................................................................     Preamble
 Company Benefit Agreement.....................................................     Section 4.01(l)(i)
 Company Benefit Plan..........................................................     Section 4.01(l)(i)
 Company Bylaws................................................................     Section 2.05(b)
 Company Certificate of Incorporation..........................................     Section 2.05(a)
 Company Common Stock..........................................................     Recitals
 Company Disclosure Letter.....................................................     Section 1.01
 Company Employees.............................................................     Section 6.04(a)
 Company Preferred Stock.......................................................     Section 4.01(c)(i)
 Company Restricted Stock......................................................     Section 4.01(c)(i)
 Company RSU...................................................................     Section 4.01(c)
 Company SARs..................................................................     Section 4.01(c)(i)
 Company Stock Options.........................................................     Section 4.01(c)(i)



                                                                               4

 Company Stock Plans...........................................................     Section 4.01(c)(i)
 Confidentiality Agreement.....................................................     Section 6.02
 Contract......................................................................     Section 4.01(d)
 Copyrights....................................................................     Section 1.01
 Corporation...................................................................     Section 2.05(a)
 Current IFOC..................................................................     Section 4.01(s)(xvi)
 Current Offering Period.......................................................     Section 3.03(c)
 Current UFOC..................................................................     Section 4.01(s)(xvi)
 DGCL..........................................................................     Section 2.01
 Debt Financing................................................................     Section 4.02(d)
 Earnings Claims...............................................................     Section 4.01(s)(vi)
 Effective Time................................................................     Section 2.03
 Environmental Claims..........................................................     Section 4.01(j)(ii)(B)
 Environmental Law.............................................................     Section 4.01(j)(ii)(B)
 Equity Financing..............................................................     Section 4.02(d)
 ERISA.........................................................................     Section 1.01
 ESPP Termination Date.........................................................     Section 3.03(c)
 ESPPs.........................................................................     Section 4.01(c)(i)
 Exchange Act..................................................................     Section 4.01(d)
 Exchange Fund.................................................................     Section 3.02(a)
 Filed Exhibits................................................................     Section 4.01(i)
 Filed SEC Documents...........................................................     Section 4.01
 Financing.....................................................................     Section 4.02(d)
 Financing Commitments.........................................................     Section 4.02(d)
 Foreign Franchises............................................................     Section 4.01(s)(iv)
 Franchise.....................................................................     Section 4.01(s)(i)
 Franchise Agreements..........................................................     Section 4.01(s)(i)
 Franchised Restaurant.........................................................     Section 4.01(s)(i)
 Franchisee....................................................................     Section 4.01(s)(xvi)
 FTC Rule......................................................................     Section 4.01(s)(xvi)
 GAAP..........................................................................     Section 4.01(e)
 Governmental Entity...........................................................     Section 4.01(d)
 Hazardous Materials...........................................................     Section 4.01(j)(ii)(B)
 HSR Act.......................................................................     Section 4.01(d)
 Indebtedness..................................................................     Section 4.01(c)(iv)
 Indemnified Party.............................................................     Section 6.05(a)
 Intellectual Property Rights..................................................     Section 1.01
 Judgment......................................................................     Section 4.01(d)
 Knowledge.....................................................................     Section 1.01
 Law...........................................................................     Section 4.01(d)
 Leased Real Property..........................................................     Section 4.01(n)(ii)
 Liens.........................................................................     Section 4.01(b)
 Material Adverse Effect.......................................................     Section 1.01
 Merger........................................................................     Recitals
 Merger Consideration..........................................................     Section 3.01(c)
 Multiemployer Plan............................................................     Section 4.01(l)(vi)


                                                                               5

 Notice of Superior Proposal...................................................     Section 5.02(b)
 Offering Period Last Day......................................................     Section 3.03(c)
 Option/SAR Amount.............................................................     Section 3.03(a)
 Outside Date..................................................................     Section 8.01(b)(i)
 Owned Real Property...........................................................     Section 4.01(n)(i)
 Parent........................................................................     Preamble
 Parent Material Adverse Effect................................................     Section 1.01
 Paying Agent..................................................................     Section 3.02(a)
 Patents.......................................................................     Section 1.01
 Permits.......................................................................     Section 4.01(j)(i)
 Permitted Liens...............................................................     Section 4.01(n)(iii)
 Person........................................................................     Section 1.01
 Proxy Statement...............................................................     Section 4.01(d)
 Real Property Leases..........................................................     Section 4.01(n)(ii)
 Real Property Subleases.......................................................     Section 4.01(n)(v)
 Rebates.......................................................................     Section 4.01(s)(xvi)
 Recommendation................................................................     Section 4.01(d)
 Registered Intellectual Property Rights.......................................     Section 4.01(o)
 Registration Laws.............................................................     Section 4.01(s)(xvi)
 Relationship Laws.............................................................     Section 4.01(s)(xiv)
 Release.......................................................................     Section 4.01(j)(ii)(B)
 Representatives...............................................................     Section 5.02(a)
 Restraints....................................................................     Section 7.01(c)
 RSU Amount....................................................................     Section 3.03(b)
 SEC...........................................................................     Section 4.01
 SEC Documents.................................................................     Section 4.01(e)
 Section 262...................................................................     Section 3.01(d)
 Securities Act................................................................     Section 4.01(e)
 Securitization................................................................     Section 4.02(d)
 Software......................................................................     Section 1.01
 SPD...........................................................................     Section 4.01(l)(i)
 Specified Contract............................................................     Section 4.01(i)
 Stockholder Approval..........................................................     Section 4.01(q)
 Stockholders' Meeting.........................................................     Section 6.01(b)
 Sub...........................................................................     Preamble
 Subsidiary....................................................................     Section 1.01
 Superior Proposal.............................................................     Section 5.02(a)
 Surviving Corporation.........................................................     Section 2.01
 Takeover Proposal.............................................................     Section 5.02(a)
 Tax return....................................................................     Section 4.01(m)(viii)
 Taxes.........................................................................     Section 4.01(m)(viii)
 Termination Fee...............................................................     Section 6.06(b)
 Trademarks....................................................................     Section 1.01
 Trade Secrets.................................................................     Section 1.01
 UFOC..........................................................................     Section 4.01(s)(xvi)
 UFOC Guidelines                                                                    Section 4.01(s)(xvi)


                                                                               6

 United States Jurisdictions...................................................     Section 4.01(s)(xvi)
 Voting Company Debt...........................................................     Section 4.01(c)(i)
 WARN Act......................................................................     Section 1.01


     SECTION 1.03. Interpretation. When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.


                                   ARTICLE II

                                   The Merger

     SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

     SECTION 2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the second business day after the later to occur of (i) satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions) and (ii) the date of completion of the Bridge Marketing Period (or, if Parent so notifies the Company, a date during the Bridge Marketing Period not less than three business days following such notice to the Company), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

     SECTION 2.03. Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and shall make all other filings and recordings required under the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

     SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 2.05. Certificate of Incorporation and Bylaws. (a) The Certificate of Incorporation of the Company, as amended (as in effect on the date hereof, the "Company Certificate of Incorporation"), shall be amended at the Effective Time to read the same as the certificate of incorporation of Sub as in effect immediately prior to the Effective Time, and shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law; provided, however, that Article First thereof shall read as follows: "The name of the Corporation is Applebee's International, Inc. (hereinafter, the "Corporation")."

     (b) The Amended and Restated Bylaws of the Company (as in effect on the date hereof, the "Company Bylaws") shall be amended at the Effective Time to read the same as the bylaws of Sub as in effect immediately prior to the Effective Time, and shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     SECTION 2.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 2.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

                Effect of the Merger on the Capital Stock of the
                    Constituent Corporations; Exchange Fund;
                              Company Equity Awards

     SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

     (a) Capital Stock of Sub. Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is held by the Company, as treasury stock, or otherwise owned by Parent, Sub or any subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time or issuable pursuant to any outstanding options, warrants or other rights (including shares of Company Restricted Stock, but excluding shares to be canceled in accordance with Section 3.01(b) and, except as provided in Section 3.01(d), the Appraisal Shares) shall be converted into the right to receive $25.50 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

     (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in
Section 3.01(c). The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

     SECTION 3.02. Exchange Fund. (a) Paying Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, the Option/SAR Amounts and the RSU Amounts in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit, or shall cause the Surviving Corporation to deposit, with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration, the aggregate Option/SAR Amount and the RSU Amount, in each case as required to be paid pursuant to this Agreement (such cash being hereinafter referred to as the "Exchange Fund").

     (b) Certificate Exchange Procedures. As promptly as practicable after the Effective Time, but in any event within two business days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall otherwise be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any fiduciary or surety bonds or any transfer or other similar taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article
III. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

     (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this
Article III.

     (d) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this
Article III.

     (e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, Federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid solely to Parent. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates to receive the Merger Consideration or any holder of a Company Stock Option or Company SAR to receive the Option/SAR Amount or any holder of a Company RSU to receive the RSU Amount, in each case as provided herein.

     (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond or surety in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

     (h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any holder of a Company Stock Option, Company SAR or Company RSU such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of the Company Stock Option, Company SAR or
Company RSU, as the case may be, in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

     SECTION 3.03. Company Equity Awards. (a) As soon as reasonably practicable following the date of this Agreement the Board of Directors of the Company (or, if appropriate, any committee administering any Company Stock Plan) shall adopt such resolutions or take such other actions as may be required to provide that, at the Effective Time, each unexercised Company Stock Option and each unexercised Company SAR, whether vested or unvested and whether or not any applicable performance conditions have been satisfied, in each case that is outstanding immediately prior to the Effective Time, shall be canceled, with the holder of each such Company Stock Option or Company SAR becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option or Company SAR, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Option or Company SAR (such amount, the "Option/SAR Amount"). All amounts payable pursuant to this Section 3.03(a) shall be paid as promptly as practicable following the Effective Time, without interest.

     (b) As soon as reasonably practicable following the date of this Agreement the Board of Directors of the Company (or, if appropriate, any committee administering any Company Stock Plan) shall adopt such resolutions or take such other actions as may be required to provide that, at the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall vest in full and shall be converted into the right to receive the Merger Consideration in accordance with Section 3.01(c) (such amount, the "RSU Amount").

     (c) With respect to the ESPPs, each share of Company Common Stock purchased thereunder shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration pursuant to Section 3.01(c). As soon as reasonably practicable following the date of this Agreement, the Company shall take any and all actions with respect to the ESPPs as are necessary to provide that (i) participants may not increase their payroll deductions from those in effect on the date of this Agreement, (ii) no offerings shall be commenced after the date of this Agreement and (iii) the offerings that are in effect on the date of this Agreement (the "Current Offering Periods") shall continue in accordance with the applicable terms of the ESPPs, and each share of Company Common Stock purchased by a participant on the last day of either ESPP's Current Offering Period (each, an "Offering Period Last Day") shall be converted into the right to receive the Merger Consideration in accordance with Section 3.01(c); provided that, notwithstanding the foregoing, if the Closing occurs prior to an ESPP's Offering Period Last Day, each participant's payroll deductions accumulated as of the Effective Time for the Current Offering Period of such ESPP shall be applied to the purchase of a number of whole shares of Company Common Stock, at a purchase price determined as if the Closing Date were such ESPP's Offering Period Last Day, which number of shares shall be canceled and converted into the right to receive the Merger Consideration in accordance with Section 3.01(c). Each ESPP shall terminate immediately following the earlier of its Offering Period Last Day or the Closing Date (the "ESPP Termination Date"). Any excess payroll deductions not used to purchase shares or determine payment amounts pursuant to this Section 3.03(c) as a result of ESPP share limitations or fractional share limitations shall be distributed to the applicable participant immediately following the ESPP Termination Date, without interest.


                                   ARTICLE IV

                         Representations and Warranties

     SECTION 4.01. Representations and Warranties of the Company. Except as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the Securities and Exchange Commission (the "SEC") by the Company and publicly available prior to the date of this Agreement (collectively, the "Filed SEC Documents") or as set forth in the Company Disclosure Letter (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other Section or subsection, the Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate, company or partnership power and authority to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement a true and complete copy of the Company Certificate of Incorporation and the Company Bylaws and the comparable organizational documents of each of its Subsidiaries, in each case as in effect on the date of this Agreement.

     (b) Subsidiaries. Section 4.01(b) of the Company Disclosure Letter lists each Subsidiary of the Company and the jurisdiction of organization thereof. All outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are owned by the Company or any Subsidiary of the Company and have been (to the extent such concepts are relevant with respect to such ownership interests) validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"), other than Permitted Liens. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity interests in, any corporation, partnership, joint venture, association or other entity.

     (c) Capital Structure. (i) The authorized capital stock of the Company consists of 125,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). At the close of business on July 11, 2007, (A) (1) 74,946,095 shares of Company Common Stock were issued and outstanding (which number includes 771,887 shares of Company Common Stock subject to vesting or other forfeiture conditions or repurchase by the Company (such shares, together with any similar shares issued after July 11, 2007 in accordance with the terms of this Agreement, the "Company Restricted Stock")) and (2) 33,557,148 shares of Company Common Stock are held by the Company in its treasury, (B) 11,668,500 shares of Company Common Stock were reserved and available for issuance pursuant to the Amended and Restated 1995 Equity Incentive Plan, the 1999 Employee Incentive Plan, the Employee Stock Purchase Plan and the Executive Nonqualified Stock Purchase Plan (such employee stock purchase plans, the "ESPPs"; the foregoing plans, collectively, the "Company Stock Plans"), of which (1) 6,369,335 shares of Company Common Stock were subject to outstanding options (other than rights under the ESPPs) to acquire shares of Company Common Stock from the Company (such options, together with any similar options granted after July 11, 2007 in accordance with the terms of this Agreement, the "Company Stock Options"), (2) 1,362,222 shares of

Company Common Stock were subject to outstanding stock appreciation rights (such stock appreciation rights, together with any similar stock appreciation rights granted after July 11, 2007, the "Company SARs") and (3) 6,595 shares of Company Common Stock were subject to outstanding restricted stock units (such restricted stock units, together with any similar restricted stock units granted after July 11, 2007 in accordance with the terms of this Agreement, the "Company RSUs") (4) no shares of Company Common Stock were subject to outstanding rights under the ESPPs (assuming that the closing price for the Company Common Stock as reported on the NASDAQ Stock Market on the last day of the offering periods in effect under the ESPPs on July 11, 2007 was equal to the Merger Consideration) and (C) no shares of Company Preferred Stock were issued or outstanding or held by the Company in its treasury. Except as set forth above, at the close of business on July 11, 2007, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Since July 11, 2007 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of the Company Stock Options or Company SARs or rights under the ESPPs, in each case outstanding as of July 11, 2007, and (y) there have been no issuances by the Company of options, warrants, other rights to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock, except for rights under the ESPPs. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except for any obligations pursuant to this Agreement or as otherwise set forth above, as of July 11, 2007, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (1) obligating the Company or any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable for any capital stock of or other equity interest in, the Company or of any of its Subsidiaries or any Voting Company Debt, (2) obligating the Company or any such Subsidiary to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking or (3) that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any such Subsidiary, other than pursuant to the Company Stock Plans.

          (ii) There are no voting trusts or other agreements to which the Company is a party with respect to the voting of the Company Common Stock.

          (iii) Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of Company Common Stock upon exercise of Company Stock Options.

          (iv)  Except  as  disclosed  in  Section  4.01(c)(iv)  of the  Company
     Disclosure Letter, no Indebtedness of the Company or any of its Subsidiaries contains any restriction upon (A) the prepayment of any of such Indebtedness, (B) the incurrence of Indebtedness by the Company or any of its Subsidiaries, or (C) the ability of the Company or any of its Subsidiaries to grant any lien on its properties or assets. As used in this Agreement, "Indebtedness" means (1) all indebtedness for borrowed money,
     (2) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (3) all obligations under capital leases, (4) all obligations in respect of outstanding letters of credit and (5) all guarantee obligations.

          (v) The Company has made available to Parent a list of all Company Stock Options, Company RSUs and Company SARs outstanding as of the date hereof and the name of the holder thereof, the exercise price thereof, and the number of units, rights or shares of Company Common Stock which are the subject of each such Company Stock Option, Company RSU and Company SAR, as applicable.

          (vi) Section 4.01(c)(vii) of the Company Disclosure Letter lists all Indebtedness outstanding as of the date of this Agreement.

          (vii) No agreement or understanding requires consent or approval from the holder of any Company Stock Option to effectuate the terms of this Agreement.

     (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to receipt of the Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement (the "Recommendation"), which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way. The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (other than any such Lien created from any action taken by Parent or Sub), any provision of (A) the Company Certificate of Incorporation, the Company Bylaws or the comparable organizational documents of any of its Subsidiaries or (B) subject to the filings and other matters referred to in the immediately following sentence, (1) any contract, lease, license agreement, indenture, note, bond or other agreement (a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, other than any lease of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant, or (2) any constitution, statute, law, ordinance, rule or regulation of any Governmental Entity ("Law") or any judgment, order or decree of any Governmental Entity ("Judgment"), in each case applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (B) above, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state, local or foreign government, any court of competent jurisdiction or any administrative, regulatory (including any stock exchange) or other governmental agency, commission or authority (each, a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any other applicable competition, merger control, antitrust or similar Law, (II) the filing with the SEC of (x) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (IV) any filings required under the rules and regulations of the NASDAQ Stock Market, (V) the consents, approvals, orders, authorizations, registrations, declarations, filings and notices set forth in Section 4.01(d) of the Company Disclosure Schedule and (VI) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected (x) to have a Material Adverse Effect or (y) to prevent or materially delay the Company from consummating the Merger or from observing or performing its material obligations hereunder.

     (e) SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company since January 1, 2005 (the "SEC Documents"). As of their respective dates of filing, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments). Except for matters reflected or reserved against in the audited consolidated balance sheet of the Company as of December 31, 2006 (or the notes thereto) included in the Filed SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities and obligations that (i) were incurred since December 31, 2006 in the ordinary course of business consistent with past practice, (ii) are incurred in connection with the transactions contemplated by this Agreement or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, none of the Company's Filed SEC Documents is the subject of ongoing SEC review, outstanding SEC comments or outstanding SEC investigation.

     (f) Information Supplied. The Proxy Statement will not, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement.

     (g) Absence of Certain Changes or Events. From December 31, 2006 through the date of this Agreement, there has not been or would reasonably be expected to be a Material Adverse Effect, and the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice, and during such period there has not been:

          (i) any declaration, setting aside or payment of any dividend on, or making of any other distribution (whether in cash, stock or property) with respect to, any capital stock of the Company;

          (ii) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in lieu of or in substitution for shares of capital stock of the Company;

          (iii) any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares, other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans, and (C) the acquisition by the Company of Company Stock Options, Company SARs and Company RSUs and shares of Company Restricted Stock in connection with the forfeiture of such awards;

          (iv) any (A) granting to any director or executive officer of the Company or any of its Subsidiaries of any material increase in compensation, (B) granting to any director or executive officer of the Company or any of its Subsidiaries of any increase in severance or termination pay or (C) entry by the Company or any of its Subsidiaries into any employment, consulting, severance or termination agreement with any director, executive officer or employee of the Company or any of its Subsidiaries pursuant to which the total annual compensation or the aggregate severance benefits exceed $500,000 per person;

          (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required (A) by GAAP (or any interpretation thereof), including as may be required by the Financial Accounting Standards Board or any similar organization, or (B) by Law, including Regulation S-X under the Securities Act;

          (vi) any material tax election by the Company or any of its Subsidiaries; or

          (vii) any sales of real estate or restaurants, or any Contract with respect to any such sale.

     (h) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or to prevent the Company from consummating the Merger. There is no Judgment outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or to prevent the Company from consummating the Merger. This Section 4.01(h) does not relate to environmental matters, which are the subject of Section 4.01(j)(ii).

     (i) Contracts. Except for (A) this Agreement, (B) Contracts filed as exhibits to the Filed SEC Documents (the "Filed Exhibits") (C) the Franchise Agreements and (D) purchase orders entered into in the ordinary course of business, Section 4.01(i) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and the Company has made available to Parent true and complete copies, of:

          (i) each Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

          (ii) each Franchise Agreement that is a master franchise agreement, development agreement or market development agreement;

          (iii) each loan and credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness of the Company or any of its Subsidiaries, in each case in excess of $10.0 million is outstanding or may be incurred, other than any such Contract between or among any of the Company and any of its Subsidiaries and any letters of credit; and

          (iv) any Contract pursuant to which the Company or any of its Subsidiaries (A) licensed any material Intellectual Property Rights from any person, or (B) materially restricted its, or its Affiliates', rights to own or use, exploit, or license any registered or material unregistered Intellectual Property Rights owned by the Company or an Affiliate of the Company.

Each Filed Exhibit,  Franchise  Agreement and such Contract described in clauses
(i) through (iv) above is referred to herein as a "Specified Contract". Each of the Specified Contracts is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. There is no default under any Specified Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, in each case except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. This
Section 4.01(i) does not relate to real property leases, which are the subject of Section 4.01(n).

     (j) Compliance with Laws; Environmental Matters. (i) Each of the Company and its Subsidiaries is in compliance with all Laws applicable to its business or operations (including the Sarbanes-Oxley Act of 2002), except for instances of possible noncompliance that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, franchises, licenses, permits and consents of Governmental Entities (collectively, "Permits") necessary for it to conduct its business as currently conducted, and all such Permits are in full force and effect, except for such Permits the absence of which, or the failure of which to be in full force and effect, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. This Section 4.01(j)(i) does not relate to environmental matters, which are the subject of
Section 4.01(j)(ii), employee benefit matters, which are the subject of Section 4.01(l), and taxes, which are the subject of Section 4.01(m).

          (ii)  (A)  Except  for  those  matters  that,  individually  or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect, (1) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company is in violation of, or has any liability under, any Environmental Laws, (2) each of the Company and its Subsidiaries validly possesses and is in compliance with all Permits required under Environmental Laws to conduct its business as currently conducted, and all such Permits are valid and in good standing, (3) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or, to the Knowledge of the Company, any person whose liability for such Environmental Claim the Company has retained or assumed either contractually or by operation of Law, (4) none of the Company or any of its Subsidiaries has Released any Hazardous Materials at, on, under or from any of the Owned Real Property, the Leased Real Property or any other property in a manner that would reasonably be expected to result in an Environmental Claim against the Company, any of its Subsidiaries or any person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of

     Law, and (5) to the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials that are reasonably expected to form the basis of any Environmental Claim against the Company or against any person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of Law.

          (B) Each of the Company and its Subsidiaries has provided to Parent all material assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company and its Subsidiaries regarding environmental matters pertaining to the business of each of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company and its Subsidiaries with any Environmental Laws.

          (C) The Company is not required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Hazardous Materials, (ii) to remove or remediate Hazardous Materials, (iii) to give notice to or receive approval from any governmental authority under Environmental Laws, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

          (D) The  term  "Environmental  Claims"  means  any  administrative  or judicial actions, suits, orders, claims, proceedings or written or oral notices of noncompliance by or from any person alleging liability arising out of the Release of or exposure to any Hazardous Material or the failure to comply with any Environmental Law. The term "Environmental Law" means any Law relating to pollution, the environment or natural resources. The term "Hazardous Materials" means (1) petroleum and petroleum by-products, asbestos in any form that is or could reasonably become friable, radioactive materials, medical or infectious wastes, or polychlorinated biphenyls, and (2) any other chemical, material, substance or waste that may have an adverse effect on human health or the environment or is prohibited, limited or regulated because of its hazardous, toxic or deleterious properties or characteristics. The term "Release" means any release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

     (k) Labor and Employment Matters.

          (i) No employees of the Company or any of its Subsidiaries are represented by any labor union, labor organization, trade union or works council with respect to their employment with the Company or any of its Subsidiaries. The Company, each of its Subsidiaries, and their respective employees, agents or representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act or other applicable Law. The Company and each of its Subsidiaries are neither party to nor bound by (and none of their respective properties or assets is bound by or subject to) any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization, trade union or works council. There are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the employees of the Company or any of its Subsidiaries.

          (ii) To the  knowledge  of the  Company,  (A) no  labor  union,  labor organization, trade union, works council, or group of employees of the Company or any of its Subsidiaries has made a pending demand before the National Labor Relations Board or any other labor relations tribunal or authority for recognition or certification, and (B) there are no representation or certification proceedings or petitions seeking a representation or certification proceeding currently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no labor union organizing activities with respect to any employees of the Company or any of its Subsidiaries. There are no actual or, to the Knowledge of the Company, threatened material arbitrations, material grievances, material labor disputes, strikes, lockouts, material slowdowns or material work stoppages against or affecting the Company or any of its Subsidiaries nor has there been any of the foregoing during the 3-year period immediately preceding the date of this Agreement.

          (iii) The Company and each of its Subsidiaries are and have been in material compliance with all applicable Laws respecting employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance. The Company and each of its Subsidiaries are not in any material respect delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any order of any Governmental Entity relating to employees or employment practices.

          (iv) The Company and each of its Subsidiaries have not received notice of (A) any material unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against them, (B) any material complaints, material grievances or material arbitrations against them arising out of any collective bargaining agreement, (C) any material charge or material complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (D) the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct a material investigation with respect to or relating to them or notice that such investigation is in progress, or (E) any material complaint, material lawsuit or other material proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          (v) Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign Law.

     (l) Employee Benefit Matters.

          (i) Section 4.01(l)(i)(A) of the Company Disclosure Letter sets forth a complete and accurate list of each (A) pension plan (as defined in
     Section 3(2) of ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, (B) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (C) severance, change in control, retention or termination plan, program, policy or arrangement or (D) other material compensation or benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company, any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code (each, a "Commonly Controlled Entity") for the benefit of any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, other than any plan, program, policy or arrangement mandated by applicable Law (each, a "Company Benefit Plan"). Section 4.01(l)(i)(B) of the Company Disclosure Letter sets forth a complete and accurate list of each employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or other Contract between the Company or any of its Subsidiaries, on the one hand, and any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, on the other hand, other than any Contract mandated by applicable Law (each, a "Company Benefit Agreement"). With respect to each Company Benefit Plan and each Company Benefit Agreement, the Company has provided to Parent complete and accurate copies of each of the following documents, as applicable (A) such Company Benefit Plan or Company Benefit Agreement (including all amendments thereto) for each any such Company Benefit Plan or Company Benefit Agreement that is written or a written description of any such Company Benefit Plan or Company Benefit Agreement that is not otherwise in writing; (B) a copy of the annual reports or Internal Revenue Service Form 5500 Series, if required under ERISA, for the last three plan years ending prior to the date of this Agreement for which such a report was filed; (C) a copy of the actuarial report, if required under ERISA, for the last three plan years ending prior to the date of this Agreement; (D) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, and all other material employee communications relating to each Company Benefit Plan and Company Benefit Agreement; (E) if such Company Benefit Plan or Company Benefit Agreement is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any; (F) all contracts relating to such Company Benefit Plans or Company Benefit Agreements with respect to which the Company, any of its Subsidiaries or any Commonly Controlled Entity may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (G) the most recent determination letter received from the Internal Revenue Service with respect to any such Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

          (ii) Each Company Benefit Plan and Company Benefit Agreement (and any related trust or other funding vehicle) has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Laws, other than instances of noncompliance that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to Company Benefit Plans and Company Benefit Agreements, other than instances of noncompliance that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

          (iii) None of the Company, any of its Subsidiaries or any Commonly Controlled Entity has sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan. No Company Benefit Plan or Company Benefit Agreement provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or other similar applicable Law), and no circumstances exist that could result in the Company or any of its Subsidiaries becoming obligated to provide any such benefits.

          (iv) None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries to any compensation or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of or default under, or limit the Company's right to amend, modify or terminate, any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement.

          (v) No amounts payable under any of the Company Benefit Plans, Company Benefit Agreements, or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have liability could fail to be deductible for federal income tax purposes by virtue of
     Section 162(m) or Section 280G of the Code.

          (vi) None of the Company, any of its Subsidiaries or any Commonly Controlled Entity has ever maintained, administered, contributed to or is currently required to contribute to any "multiemployer plan" as defined in sections 4001(a)(3) and 3(37) of ERISA that covers one or more employees (each a "Multiemployer Plan"). None of the Company, any of its Subsidiaries, or any Commonly Controlled Entity has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability of the Company or any of its Subsidiaries. All contributions required to be made by the Company, any of its Subsidiaries or any Commonly Controlled Entity to each Multiemployer Plan on behalf of one or more current or former employees have been made when due in all material respects. The Company has received no written notice that: (A) a Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result in any liability of the Company or any of its Subsidiaries under Title IV of ERISA; or (B) any proceeding has been initiated by any person (including the Pension Benefit Guaranty Corporation) to terminate any Multiemployer Plan.

          (vii) Each Company Benefit Plan and Company Benefit Agreement that is a "nonqualified deferred compensation plan" (as defined in Code Section 409A(d)(1)) subject to Code Section 409A has been operated since January 1, 2005 in good faith compliance with Code Section 409A, the regulations and guidance promulgated thereunder.

          (viii) No Company Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any Commonly Controlled Entity after retirement or other termination of service (other than (A) coverage mandated by applicable Laws, (B) death benefits or retirement benefits under any "employee pension plan," as such term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or a Commonly Controlled Entity, or (D) benefits the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

          (ix) To the Knowledge of the Company, there are no pending or threatened material claims, individually or in the aggregate, by or on behalf of any Company Benefit Plan, by any employee or beneficiary under any Company Benefit Plan or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

     (m) Taxes. (i) Each of the Company and its Subsidiaries has filed or has caused to be filed all material tax returns required to be filed by it (or requests for extensions, which requests have been granted and have not expired), and all such returns are complete and accurate in all material respects. Each of the Company and its Subsidiaries has either paid or caused to be paid all material taxes due and owing by the Company and its Subsidiaries to any Governmental Entity, or the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve (excluding any reserves for deferred taxes), if such a reserve is required by GAAP, for all material taxes payable by the Company and its Subsidiaries, for all taxable periods and portions thereof ending on or before the date of such financial statements.

          (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any material taxes (other than taxes that are not yet due and payable or for amounts being contested in good faith) have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which have not been settled and paid. All assessments for material taxes due and owing by the Company or any of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. There is no currently effective agreement or other document with respect to the Company or any of its Subsidiaries extending the period of assessment or collection of any material taxes.

          (iii) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (iv) None of the Company or any of its Subsidiaries has entered into any transaction defined in Treasury Regulation Sections 1.6011-4(b)(2), -4(b)(3) or -4(b)(4), or has entered into a "potentially abusive tax shelter" (as defined in Treasury Regulation Section 301.6112-1(b)).

          (v) Neither the Company nor any of its Subsidiaries is party to any material tax sharing, tax allocation or similar agreement with any other party except each other.

          (vi) None of the Company nor any of its Subsidiaries is or has been a member of a consolidated, combined, unitary or similar group with any party except the other since January 1, 2004.

          (vii) Neither the Company nor any of its Subsidiaries is bound by any closing agreement, offer in compromise or other agreement with any Governmental Entity, in each case, involving a material amount of taxes.

          (viii) The Company has made available to Parent and Sub complete and correct copies of all United States federal tax returns and material state income or franchise tax returns filed by or on behalf of the Company or any of its Subsidiaries for all taxable periods beginning on or after January 1, 2004.

          (ix) The term "taxes" means all income, profits, capital gains, goods and services, branch, payroll, unemployment, customs duties, premium, compensation, windfall profits, franchise, gross receipts, capital, net worth, sales, use, withholding, turnover, value added, ad valorem, registration, general business, employment, social security, disability, occupation, real property, personal property (tangible and intangible), stamp, transfer (including real property transfer or gains), conveyance, severance, production, excise, withholdings, duties, levies, imposts, license, registration and other taxes (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes and interest thereon) imposed by or on behalf of any Governmental Entity. The term "tax return" means any return, statement, report, form, filing, customs entry, customs reconciliation and any other entry or reconciliation, including in each case any amendments, schedules or attachments thereto, required to be filed with any Governmental Entity or with respect to taxes of the Company or its Subsidiaries.

     (n) Title to Properties. (i) Section 4.01(n)(i) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all real property owned by the Company and its Subsidiaries (individually, an "Owned Real Property"), including whether any Owned Real Properties are currently on the market for sale.

          (ii) Section 4.01(n)(ii) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all leases of real property (the "Real Property Leases") under which the Company or any of its Subsidiaries is a tenant or a subtenant and has annual rent obligations in excess of $50,000 (individually, a "Leased Real Property").

          (iii) (A) the Company or a Subsidiary of the Company has good and valid fee simple title to each Owned Real Property, in each case free and clear of all Liens and defects in title, except for (1) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (2) Liens for taxes, assessments and other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty,
     (3) Liens affecting the interest of the grantor of any easements benefiting Owned Real Property, (4) Liens (other than liens securing indebtedness for borrowed money), minor defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters which would have been disclosed by a current title report that would not, individually or in the aggregate, reasonably be expected to materially impair or materially interfere with the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, or materially detract from the value or marketability of the Owned Real Property for substantially similar uses and operations, (5) zoning, building and other similar codes and regulations and (6) any conditions that would be disclosed by a current, accurate survey and which do not materially interfere with the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted (collectively,
     "Permitted Liens"); (B) the Owned Real Property is not subject to any leases or tenancies of any kind other than the Real Property Subleases and leases or tenancies that do not provide for annual rent obligations in excess of $50,000; and (C) each Owned Real Property is not subject to any rights of purchase, offer or first refusal that are not recorded.

          (iv) (A) the Company or a Subsidiary of the Company has a good and valid title to a leasehold estate in each Leased Real Property, in each case free and clear of all Liens and defects in title, other than Permitted Liens, pursuant to the Real Property Leases, true and complete copies of which have been made available to Parent, (B) all Real Property Leases are in full force and effect, (C) neither the Company nor any of its Subsidiaries that is party to such Real Property Leases has received or given any written notice of any material default thereunder which default continues on the date of this Agreement, (D) there is no material default under any Real Property Lease by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both could reasonably be expected to constitute a material default, result in a loss of any material rights or result in the creation of any Lien thereunder or pursuant thereto, (E) the Leased Real Property is not subject to any leases or tenancies of any kind, other than the Real Property Leases, the Real Property Subleases and leases or subleases that do not provide for annual rent obligations in excess of $50,000, (F) each Real Property Lease is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and (G) the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (other than any such Lien created from any action taken by Parent or Sub), any provision of any Real Property Lease.

          (v) Section 4.01(n)(v) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all leases, subleases or similar agreements under which the Company or any of its Subsidiaries is the landlord or the sublandlord other than leases, subleases and similar agreements that do not provide for annual rent in excess of $50,000 (such leases, subleases and similar agreements, collectively, the "Real Property Subleases"). Each Real Property Sublease is valid and binding on the Company or the Subsidiary of the Company party thereto.

          (vi) The Owned Real Property and the Leased Real Property are used in a manner permitted by applicable zoning ordinances and planning laws and constitute all of the real property owned and leased by the Company and its Subsidiaries to operate its business as currently conducted.

          (vii) There is no tax assessment pending or, to the Knowledge of the Company, threatened with respect to any portion of the Owned Real Property or the Leased Real Property. There are no condemnation or compulsory purchase proceedings pending or, to the Knowledge of the Company, threatened with respect to any portion of the Owned Real Property or Leased Real Property that would reasonably be expected to materially impair or materially interfere with the continued use and operation of Leased Real Property in the business of the Company and its Subsidiaries as currently conducted, or materially detract from the value or marketability of the Leased Real Property for substantially similar uses and operations

     (o) Intellectual Property. (i) Section 4.01(o) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all (A) issued Patents, Patent applications, registered Trademarks (including internet domain names) and applications therefor, and registered Copyrights and applications therefor (collectively, "Registered Intellectual Property Rights") and (B) Software that are material to the conduct of the business of the Company and its Subsidiaries as currently conducted, in each case, that are owned by the

Company or its Subsidiaries. The Company or a Subsidiary of the Company is the sole beneficial and record owner of the Registered Intellectual Property Rights, all Registered Intellectual Property Rights are subsisting and in full force and effect, and, to the Company's Knowledge, all material Intellectual Property Rights owned by the Company are valid and enforceable.

          (ii) Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect, the Company or a Subsidiary of the Company owns, or is licensed or otherwise has the right to use free and clear of Liens each Intellectual Property Right that is used or held for use in the conduct of the business of the Company and its Subsidiaries as currently conducted. Except for the Specified Contracts, neither the Company, nor any Subsidiary thereof, has licensed or sublicensed to any person any material Intellectual Property Rights.

          (iii) To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted (including the use of Intellectual Property Rights by the Company, its Subsidiaries' and their licensees in the manner authorized under their respective agreements with the Company and Subsidiaries), does not infringe or otherwise violate in any material respect any person's Intellectual Property Rights. No claims are pending or, to the Knowledge of the Company, threatened that (A) the Company or any of its Subsidiaries is infringing or otherwise violating the rights of any person with regard to any Intellectual Property Right or (B) seeks to limit, cancel, or question the validity of any Intellectual
     Property Rights of the Company or its Subsidiaries, in each case, which claims, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (iv) To the Knowledge of the Company, there is no jurisdiction in which the APPLEBEE'S mark is not available for use and registration by the Company and its Subsidiaries in connection with the operation of restaurants.

          (v) To the Knowledge of the Company, no person is infringing or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right, and no such claims have been asserted or threatened by the Company or any of its Subsidiaries against any person within the last three (3) years which remain unresolved, in each case in a manner that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (vi) To the Knowledge of the Company, there has not been any unauthorized use or disclosure of its or its Subsidiaries' material Trade Secrets.

          (vii) To the Knowledge of the Company, the Company and each of its Subsidiaries has complied with all applicable Laws, as well as its own rules, policies, and procedures relating to the collection and use of personal information collected and used by the Company or its Subsidiaries. No material claim is pending, or to the Knowledge of the Company, threatened with respect to the Company's or any Subsidiaries' use of personal information.

          (viii) The Company and its Subsidiaries have not entered into, or are not otherwise bound by, any orders, judgments or Contracts with third parties (other than Franchise Agreements) which impose any material restriction on the Company's or any of its Affiliates' right to use, exploit, enforce, or license any Registered Intellectual Property Rights or material unregistered Intellectual Property Rights.

     (p) Insurance. Section 4.01(p) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of the insurance policies held by, or for the benefit of, the Company or any of its Subsidiaries, including the underwriter of such policies and the amount of coverage thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (ii) all material insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (iii) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such material insurance policy and (iv) no written notice of cancellation or termination has been received with respect to any such material insurance policy, other than in connection with ordinary renewals.

     (q) Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve the transactions contemplated hereby.

     (r) State Takeover Statutes. The approval of the Board of Directors of the Company of this Agreement, the Merger and the other transactions contemplated by this Agreement represents all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, and no other state takeover statute applies to this Agreement, the Merger or the other transactions contemplated by this Agreement.

     (s) Franchise Matters.

          (i) Section 4.01(s)(i) of the Company Disclosure Letter sets forth a true and complete list of all franchise agreements, license agreements, subfranchise agreements, sublicense agreements, master franchise agreements, development agreements, market development agreements, and reserved area agreements (each a "Franchise Agreement" and, collectively, the "Franchise Agreements") that are effective as of the date of this Agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties is bound (other than any such agreements between a person and its Subsidiaries or among its Subsidiaries) and which grant or purport to grant to a Franchisee the right to operate or license others to operate or to develop within a specific geographic area or at a specific location any of the following (each a "Franchise"): "Applebee's Neighborhood Grill & Bar" restaurants, "Applebee's Grill & Bar" restaurants, "Applebee's Grill" restaurants, "T.J. Applebee's" restaurants, "T.J. Applebee's Grill & Bar" restaurants, "T.J. Applebee's Rx for Edibles & Elixirs" restaurants, and "T.J. Applebee's Edibles & Elixirs" restaurants (each a "Franchised Restaurant"). True, correct and complete copies of all Franchise Agreements (or documents purporting to contain substantially the content of each such Franchise Agreement (except as to the date of the Franchise Agreement and location of the Franchised Restaurant)) have been made available to Parent.

          (ii) All the Franchise Agreements are in full force and effect and are valid and binding obligations of the Company and its Subsidiaries and enforceable against the Company and its Subsidiaries and the other parties thereto in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors' rights and to general equity principles. All Franchise Agreements comply in all material respects with all applicable Laws. The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (other than any such Lien created from any action taken by Parent or Sub) or any right of rescission or set-off under, any provision of any Franchise Agreement other than any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except by operation of Law, no Franchise Agreement expressly grants any Franchisee any right of rescission or set-off; and no Franchisee has asserted in writing any such right of rescission or set-off. There is no default under any Franchise Agreement by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, in each case except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect.

          (iii) Section 4.01(s)(iii) of the Company Disclosure Letter sets forth a true and correct list of: (i) the United States Jurisdictions in which the Company and its Subsidiaries since March 31, 2002, have been, and are currently, registered or authorized to offer and sell franchises (under a Registration Law) and the jurisdictions in which the Company or any of its Subsidiaries sold a Franchise since March 31, 2002 under a Registration Law and under the FTC Rule and (ii) the non-United States Jurisdictions in which the Company or any of its Subsidiaries has sold or entered into, or since January 1, 2004, offered, Franchise Agreements.

          (iv) Since March 31, 2002, (i) the Company and its Subsidiaries have prepared and maintained each UFOC in compliance, in all material respects, with: (A) the UFOC Guidelines; (B) the FTC Rule; and (C) the Registration Laws; and (ii) the Company and its Subsidiaries have offered and sold each Franchise Agreement for a Franchised Restaurant to be located in any non-United States Jurisdiction (the "Foreign Franchises") in compliance, in all material respects, with applicable Laws, including pre-sale registration and disclosure laws.

          (v) Since March 31, 2002, the Company and its Subsidiaries have not, in any UFOC, other franchise disclosure document, in applications and/or filings with states under the Registration Laws, or in any applications or filings with any non-United States Jurisdictions, made any untrue statement of a material fact, omitted to state a material fact required to be stated therein, or omitted to state any fact necessary to make the statements made therein, taken as a whole, not misleading.

          (vi) The Company and its Subsidiaries have not, and have not authorized any Person to furnish: (i) to prospective franchisees in any United States Jurisdiction any materials or information that could be construed as "earnings claim" information in violation of the requirements specified in Item 19 of the UFOC Guidelines and/or 16 CFR ss. 436.1(b) (together, "Earnings Claim(s)"), and no Earnings Claim has been made since March 31, 2002 to any prospective Franchisee in any United States Jurisdiction; or (ii) to prospective franchisees in any non-United States Jurisdiction any materials or information from which a specific level or range of actual or potential sales, costs, income or profit from franchised or non-franchised units may be easily ascertained, except as set forth in
     Section 4.01(s)(vi)(ii) of the Company Disclosure Letter.

          (vii) Neither the Company nor any of its Subsidiaries or Affiliates is a party to any Contract pursuant to which the Company or any of its Subsidiaries or Affiliates receives Rebates as a result of transactions between the Franchisees and suppliers selling products or services to the Franchisees. When the Company or any of its Subsidiaries or Affiliates buys products, goods and services from a supplier, such supplier charges the Company or its Subsidiaries or Affiliates for these items on the same basis as the supplier charges a Franchisee operating a Franchised Restaurant in the United States for similar products, goods and services purchased for use in connection with such Franchised Restaurant. No Contract pursuant to which the Company or its Subsidiaries or Affiliates receives a Rebate is
     (i) prohibited by any Franchise Agreement, (ii) not disclosed in accordance with the UFOC Guidelines in the relevant UFOC, if applicable or (iii) not disclosed in accordance with applicable Law with respect to Foreign Franchises.

          (viii) Since March 31, 2002, the Company and its Subsidiaries have made on a timely and accurate basis all required additional filings under the Registration Laws, including filings with respect to material changes, advertising, broker and salesperson registrations, amendments, and renewals, and the Company and its Subsidiaries have not offered or executed a Franchise Agreement or offered or sold the rights granted therein in any jurisdiction in which such offer and sale was not duly registered (if registration was required by a Registration Law) or exempt from registration at the time the offer was made and the sale occurred, and the Company and its Subsidiaries have otherwise complied with all applicable franchise offering circular and Franchise Agreement delivery requirements under applicable United States Jurisdiction Laws (including, the Registration Laws), and, in each case, obtained receipts evidencing delivery and receipt thereof. Since March 31, 2002, the Company and its Subsidiaries have not otherwise engaged in the offer, sale, or execution of Franchise Agreements in violation of applicable Registration Laws, or unfair or deceptive trade practices law or regulation or similar Law or regulation.

          (ix) Except as disclosed in the Current UFOC or the Current IFOC, neither the Company nor any of its Subsidiaries is subject to any currently effective order, injunction, or similar mandate with respect to the offer or sale of Franchise Agreements in any jurisdiction. There are no proceedings pending (or to the Knowledge of the Company, threatened) against the Company or any of its Subsidiaries alleging failure to comply with any Registration Laws or Relationship Laws, or any similar Law of any other jurisdiction, foreign or domestic.

          (x) The Franchise Agreements grant exclusive development territories to Franchisees that have development rights, and protected radiuses to Franchisees; except for those grants and except as provided by operation of Law, no Franchisee has a protected territory, exclusive territory, right of first refusal, option, or other similar arrangement with respect to a Franchised Restaurant and no person currently holds any right or option to operate, develop, or locate a Franchised Restaurant, or to exclude the Company, any of its Subsidiaries or Affiliates, or others from operating or licensing a third party to operate a Franchised Restaurant, in any geographic area or at any location.

          (xi) Except as disclosed in the Current UFOC or Current IFOC, none of Company's Subsidiaries or Affiliates presently offer or sell franchises or business opportunities in any line of business, and no Subsidiary or Affiliate of Company that has offered or sold franchises or business opportunities in any line of business (other than Franchises) is obligated or liable in any respect under or in connection with such franchises or business opportunities.

          (xii) Section 4.01(s)(xii) of the Company Disclosure Letter lists the Contracts that are in effect as of the date hereof with any formal or informal franchisee association or group of Franchisees regarding any Franchise Agreement or franchise operational matter.

          (xiii) Section 4.01(s)(xiii) of the Company Disclosure Letter lists the Franchisees, if any, that to the Knowledge of the Company are currently the subject of a bankruptcy or similar proceeding.

          (xiv) With respect to all expirations, terminations and non-renewals of Franchisees and/or Franchise Agreements since March 31, 2002, the Company and its Subsidiaries have complied in all material respects with all applicable franchise termination, non-renewal, unfair practices, and/or relationship Laws, including those Laws' requirements with respect to the proper notice of default, time to cure, and the actual termination of any Franchisee or business opportunity operator ("Relationship Laws").

          (xv) Neither the Company nor any of its Subsidiaries operates a restaurant within any protected territory, exclusive territory or reserved area granted to any Franchisee. No Franchisee has a right of first refusal, right of first negotiation or similar right to acquire any restaurant from the Company or any of its Subsidiaries.

          (xvi) For purposes of this Agreement:

     "Current IFOC" means the Franchise Offering Circulars in use in connection with the offer or sale of franchises in non-United States Jurisdictions as of the date of this Agreement.

     "Current UFOC" means the Uniform Franchise Offering Circular in use in connection with the offer or sale of franchises in a United States Jurisdiction (or to a person domiciled in a United States Jurisdiction) as of the date of this Agreement.

     "Franchisee" means a person other than the Company or any of its Subsidiaries that is granted a right (whether directly by the Company or any of its Subsidiaries or by another Franchisee) to develop or operate, and/or is granted a right to license others to develop or operate a Franchised Restaurant within a specific geographic area or at a specific location.

     "FTC Rule" means the Trade  Regulation Rule on Disclosure  Requirements and
Prohibitions   Concerning   Franchising   and  Business   Opportunity   Ventures
promulgated by the Federal Trade Commission, 16 CFR Part 436.

     "IFOC" means a Franchise Offering Circular for use in connection with the offer or sale of franchises in non-United States Jurisdictions.

     "Rebates" means "rebates" as defined for purposes of the UFOC and applicable United States Jurisdiction Law with respect to Franchises in United States Jurisdictions and rebates and similar payments regulated or required to be disclosed under applicable non-United States Jurisdiction Law with respect to non-United States Jurisdictions, as applicable.

     "Registration Laws" means any and all Laws of the various states of the United States that require disclosure and/or registration before a company may offer and/or sell franchises or business opportunities.

     "UFOC" means a Franchise Offering Circular for use in connection with the offer or sale of a franchise in a United States Jurisdiction (or to a person domiciled in a United States Jurisdiction)

     "UFOC Guidelines" means the Uniform Franchise Offering Circular Guidelines adopted by the North American Securities Administrators Association on April 25, 1993.

     "United States Jurisdictions" means the United States of America, its territories and possessions.

     (t) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Banc of America Securities LLC and Citigroup Global Markets Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (u) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Citigroup Global Markets Inc., dated the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, a signed copy of which opinion will promptly be delivered to Parent, solely for informational purposes, after receipt thereof by the Board of Directors of the Company.

     (v) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.01, each of Parent and Sub acknowledges that neither the Company nor any person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Sub in connection with the transactions contemplated by this Agreement. Neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent, Sub or any other person resulting from the distribution to Parent or Sub, or Parent's or Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Sub in certain "data rooms" or management presentations in expectation of the transactions contemplated by this Agreement, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in this Section 4.01.

     SECTION 4.02. Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Company as follows:

     (a) Organization, Standing and Corporate Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as currently conducted.

     (b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, have been duly authorized by all necessary corporate action on the part of each of Parent and Sub, and no other corporate proceedings (including no shareholder action) on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement, and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, any provision of (i) the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Sub or (ii) subject to the filings and other matters referred to in the immediately following sentence, (A) any Contract to which Parent or Sub is a party or by which any of their respective properties or assets are bound or (B) any Law or Judgment, in each case applicable to Parent or Sub or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a

Parent Material Adverse Effect. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form by Parent and Sub under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any other applicable competition, merger control, antitrust or similar Law, (II) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (III) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (d) Available Funds. The financing of the transactions contemplated hereby will consist of a combination of equity financing (the "Equity Financing") to be funded at Closing and debt financing (the "Debt Financing" and, together with the Equity Financing, the "Financing"). The Debt Financing includes a commitment from a financial institution with respect to bridge financing (the "Bridge Financing") and a commitment from a syndicate of bond insurers to provide surety policies for asset backed securities issued in respect of a whole company securitization financing (the "Securitization") that will either be in place at Closing or be used to refinance the Bridge Financing after Closing (it being understood and agreed that for purposes hereof the "transactions contemplated by this Agreement" and phrases of similar import shall be deemed to include the Equity Financing and Bridge Financing but not the Securitization). Parent has delivered to the Company true and complete copies of all agreements pursuant to which the parties thereto have committed to provide Parent and Sub with the Financing (such agreements, as modified pursuant to Section 6.09(a), the "Financing Commitments"). Each of the Financing Commitments, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of each of Parent and Sub and, to the Knowledge of Parent, the other parties thereto. The Financing Commitments have not been amended, supplemented or otherwise modified in any respect, except, in each case, in a manner that is in compliance with Section 6.09(a), and the financing commitments thereunder have not been withdrawn or terminated. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Sub under any term or condition of the Financing Commitments, and, to the Knowledge of Parent, (i)

Parent and Sub will be able to satisfy on a timely basis all terms and conditions of closing to be satisfied by them or their Affiliates set forth in the Financing Commitments, and (ii) the Financing to be made thereunder will otherwise be available to Parent and Sub on a timely basis to consummate the Merger and the other transactions contemplated by the Financing Commitments. As of the date of this Agreement, Parent and Sub have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid by them on or prior to the date of this Agreement. The Financing, when funded in accordance with the Financing Commitments, will provide Parent and Sub with funds sufficient to satisfy all of Parent's and Sub's obligations under this Agreement, including the payment of the Merger Consideration, the Option/SAR Amounts, the RSU Amounts and all associated costs and expenses. The obligations to make the Financing available to Parent and Sub pursuant to the terms of the Financing Commitments are not subject to any conditions other than the conditions set forth in the Financing Commitments. No vote of any holders of the capital stock of Parent is required under any Law or the rules of the New York Stock Exchange to consummate the Equity Financing on the terms set forth in the Financing Commitments or to otherwise approve the transactions contemplated hereby.

     (e) Operations and Assets of Sub. Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will not have incurred liabilities or obligations of any nature, other than pursuant to or in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement. Parent owns, beneficially and of record, all of the outstanding shares of capital stock of Sub, free and clear of all Liens.

     (f) Ownership of Company Common Stock. Neither Parent nor Sub beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Closing Date beneficially own, any shares of Company Common Stock, or is a party, or will prior to the Closing Date become a party, to any Contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

     (g) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Greenhill & Co., LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     (h) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.02, the Company acknowledges that none of Parent, Sub or any other person on behalf of Parent or Sub makes any other express or implied representation or warranty with respect to Parent or Sub or with respect to any other information provided to the Company in connection with the transactions contemplated hereby.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

     SECTION 5.01. Conduct of Business. (a) Except as set forth in Section 5.01 of the Company Disclosure Letter, required by or specifically provided in this Agreement, required by Law or consented to in writing by Parent (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and, to the extent consistent therewith, use reasonable best efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships with significant franchisees, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it. Without limiting the generality of the foregoing, except as set forth in Section 5.01 of the Company Disclosure Letter, required by or specifically provided in this Agreement, required by Law, required in order to comply with Section 409A of the Code or consented to in writing by Parent (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent;

          (ii) split, combine or reclassify any of its capital stock or issue or
     authorize  the  issuance  of  any  other   securities  in  lieu  of  or  in
     substitution for shares of its capital stock;

          (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of the Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans, and (C) the acquisition by the Company of Company Stock Options, Company SARs and Company RSUs and shares of Company Restricted Stock in connection with the forfeiture of such awards;

          (iv) issue, deliver or sell any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, other than (A) upon the exercise of Company Stock Options and Company SARs and rights under the ESPPs and upon the vesting of Company RSUs, in each case outstanding on the date of this Agreement and in accordance with their present terms, and (B) as required to comply with any grants or awards as in effect on the date of this Agreement under any Company Benefit Plan or Company Benefit Agreement;

          (v) amend the Company Certificate of Incorporation or the Company Bylaws or the comparable organizational documents of any Subsidiary of the Company;

          (vi) merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any person or any division or business thereof, other than any such action solely between or among the Company and its Subsidiaries, or adopt a plan of liquidation, dissolution, recapitalization or reorganization of the Company;

          (vii) sell, lease, license or otherwise dispose of any of its properties or assets (tangible or intangible, including capital stock of any Subsidiary of the Company), other than sales or other dispositions of inventory and other assets in the ordinary course of business, including in connection with store relocations and closings set forth on Section 5.01(a)(vii) of the Company Disclosure Letter and store remodels, refurbishments and resets;

          (viii) abandon, fail to maintain and renew, or otherwise let lapse, any material Intellectual Property Rights;

          (ix) pledge, encumber or otherwise subject to a Lien (other than a Permitted Lien) any of its properties or assets (including capital stock of any Subsidiary of the Company);

          (x) (A) incur any Indebtedness other than Indebtedness incurred, assumed or otherwise entered into in the ordinary course of business (including any borrowings under the Company's existing revolving credit facility, any letters of credit and guarantees of loans to franchisees pursuant to the Master Agreement and Limited Guaranty, dated as of May 27, 2004, from the Company, as Guarantor, in favor of Citicorp Leasing, Inc.) or (B) make any loans or capital contributions to, or investments in, any other person, other than (1) to any of the Subsidiaries of the Company or
     (2) to Franchisees upon the default of such Franchisee in making a required payment to the Company or any of its Subsidiaries, provided that no cash is loaned or contributed to or invested in such Franchisee in connection therewith;

          (xi) make any capital expenditures, other than (A) in accordance with the Company's capital expenditures plan previously provided to Parent in writing, (B) in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) and (C) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (C) not to exceed $10.0 million;

          (xii) settle any claim or litigation, including any employment-related claim or litigation, in each case made or pending against the Company or any of its Subsidiaries, other than (A) the settlement of claims or litigation in the ordinary course of business in an amount not to exceed, for any such settlement individually, $1.0 million (or, in the case of employment-related claims or litigation, $100,000) and (B) the settlement of claims or litigation disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed SEC Documents for an amount not materially in excess of the amount so disclosed, reflected and reserved;

          (xiii) redeem, repurchase, prepay or cancel any material Indebtedness of the type described in clauses (1), (2) and (3) of the definition of the term "Indebtedness" (in each case other than revolving debt of any nature and other than at the applicable stated maturity or as otherwise required by the terms of such Indebtedness), or modify in any material respect the terms thereof; or waive any claims or rights of substantial value, other than in the ordinary course of business;

          (xiv) except (A) in the ordinary course of business or (B) as required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement or other written agreement in effect on the date of this Agreement, (1) grant to any officer, director or employee of the Company or any of its Subsidiaries any increase in compensation, (2) grant to any officer, director or employee of the Company or any of its Subsidiaries any increase in severance or termination pay, (3) enter into any employment, consulting, severance or termination agreement with any officer, director or employee of the Company or any of its Subsidiaries pursuant to which the total annual compensation or the aggregate severance benefits exceed $250,000, (4) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (5) accelerate any rights or benefits under any Company Benefit Plan; provided, however, that the foregoing clauses (1), (2), and (3) shall not restrict the Company or any of its Subsidiaries from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements (including incentive grants other than equity based grants) that have a value of $300,000 or less per such employee and that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

          (xv) make any change in accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company, other than as required (A) by any changes in GAAP (or any interpretation thereof) applicable after the date hereof, including as may be required by the Financial Accounting Standards Board or any similar organization, or (B) by any changes in Law applicable after the date hereof, including Regulation S-X under the Securities Act;

          (xvi) make any material tax election, file any amended tax return with respect to any material tax or change any annual tax accounting period;

          (xvii) make any modification or amendment to, or waive any term of, any Specified Contract other than Franchise Agreements (which are the subject of clause (xix) below);

          (xviii) enter into any Franchise Agreement for an individual Franchised Restaurant, except (A) pursuant to the form Franchise Agreement attached to the Company's then-current UFOC, (B) substantially in the form of the form Franchise Agreements attached to the Company's then-current IFOCs, (C) substantially in the form of a Franchise Agreement previously signed by such Franchisee and (D) in connection with the transfer of such Franchised Restaurant from one Franchisee to another Franchisee; enter into any Franchise Agreement which is an area development agreement; amend its current UFOC, except in compliance with applicable Law; enter into any Contract with a franchise broker in any United States Jurisdiction; or terminate a Franchisee;

          (xix)  (A)  waive,   modify,   supplement,   or  otherwise  amend  any
     Franchisee's obligation to develop Franchised Restaurants during any Initial Development Period or Subsequent Development Period (as such terms are defined in the Franchise Agreements), (B) waive, modify, supplement, or otherwise amend any Franchisee's Subsequent Development Schedule (as such term is defined in the Franchise Agreement), (C) establish the Minimum Development Potential and/or the Subsequent Development Schedule (as such terms are defined in the Franchise Agreements) under any Franchise Agreement, or (D) waive, modify, supplement or otherwise amend any other material term of any Franchise Agreement;

          (xx) (A) subject to any  applicable  exemptions  in any United  States
     Jurisdiction Law, offer or sell any Franchise in a United States Jurisdiction unless and until its franchise registrations, current UFOC and other franchise disclosure documents have been amended to include a disclosure, in form reasonably acceptable to Parent, disclosing, among other things, this Agreement, the Merger and the other transactions contemplated by this Agreement or (B) offer or sell any Franchise in a non-United States Jurisdiction except in compliance with applicable disclosure requirements under non-United States Jurisdiction Laws;

          (xxi) take any action that is intended to or would result in any of the conditions to effecting the Merger set forth in Section 7.01 and 7.02 becoming incapable of being satisfied; or

          (xxii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Advice of Changes. The Company and Parent shall promptly give written notice to the other party upon becoming aware of any material event, development or occurrence that would reasonably be expected to give rise to a failure of condition precedent set forth in Section 7.02 (in the case of the Company) or
Section 7.03 (in the case of Parent).

     SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall any of its Subsidiaries or any of its or their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any person any confidential information with respect to any Takeover Proposal. The Company shall, and shall cause its Subsidiaries and direct its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any person conducted heretofore with respect to any Takeover Proposal, and shall request the prompt return or destruction of all confidential information previously furnished in connection therewith. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal, if the Board of Directors of the Company determines in good faith, after consultation with its independent financial advisor and outside counsel, that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal and the Company has otherwise complied in all material respects with its obligations under this Section 5.02, the Company may (and may authorize and permit its Subsidiaries, directors, officers, employees and Representatives to), subject to compliance with Section 5.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement containing confidentiality provisions substantially similar to those set forth in the Confidentiality Agreement and (B) participate in discussions and negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

     The term "Takeover Proposal" means any inquiry, proposal or offer from any person or group relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (1) 20% or more (based on the fair market value thereof, as determined by the Board of Directors of the Company) of assets (including capital stock of the Subsidiaries of the Company), cash flow, net income or net revenue of the Company and its Subsidiaries, taken as a whole, or (2) 20% or more of outstanding shares of the Company Common Stock, (b) any tender offer or exchange offer that, if consummated, would result in any person or group owning, directly or indirectly, 20% or more of outstanding shares of the Company Common Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company pursuant to which any person or group (or the shareholders of any person) would own, directly or indirectly, 20% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the transactions contemplated by this Agreement.

     The term "Superior Proposal" means any bona fide Takeover Proposal that if consummated would result in a person or group (or the shareholders of any person) owning, directly or indirectly, (a) 50% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity or
(b) 50% or more (based on the fair market value thereof, as determined by the Board of Directors of the Company) of the assets of the Company and its Subsidiaries, taken as a whole, which the Board of Directors of the Company determines would be more favorable to the stockholders of the Company from a financial point of view than the Merger and the other transactions contemplated by this Agreement (x) after consultation with its independent financial advisor (who shall be a nationally recognized investment banking firm), (y) after taking into account the likelihood of consummation of such transaction on the terms set forth therein, and (z) after taking into account all appropriate legal (after consultation with its outside counsel), financial (including the financing terms of any such proposal) or other aspects of such proposal, including, without limitation the identity of the third party making such proposal and the terms of any written proposal by Parent to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall directly or indirectly (i)(A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger or (B) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (any action described in this clause (i) being referred to as an "Adverse Recommendation Change") or (ii) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any Takeover Proposal, other than any confidentiality agreement referred to in
Section 5.02(a). Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Stockholder Approval and subject to compliance with Section 6.06(b), if the Company receives a Takeover Proposal which the Board of Directors of the Company concludes in good faith constitutes a Superior Proposal, the Board of Directors of the

Company may, if it determines (after consultation with outside counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (1) make an Adverse Recommendation Change or (2) cause or permit the Company to terminate this Agreement; provided, however, that the Board of Directors of the Company shall not make an Adverse Recommendation Change, and the Company may not terminate this Agreement pursuant to clause (2) above, until after the second business day following Parent's receipt of written notice (a "Notice of Superior Proposal") from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by such Board of Directors and the identity of the person submitting such Superior Proposal (it being understood and agreed that (I) any amendment to the financial terms of such Superior Proposal shall require a new Notice of Superior Proposal and a new two business day period and (II) in determining whether to make an Adverse Recommendation Change or to cause or permit the Company to so terminate this Agreement, the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent to the Company in response to a Notice of Superior Proposal or otherwise).

     (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company shall as promptly as practicable advise Parent orally and in writing of the receipt of any Takeover Proposal after the date of this Agreement, the material terms and conditions of any such Takeover Proposal and the identity of the person making any such Takeover Proposal. The Company shall keep Parent reasonably informed of any material developments with respect to any such Takeover Proposal (including any material changes thereto).

     (d) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Board of Directors of the Company determines (after consultation with outside counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, any such disclosure made pursuant to clause (i) or
(ii) (other than a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Board of Directors of the Company expressly reaffirms in such disclosure the Recommendation.

     SECTION 5.03. WARN Act. The Company shall not, and shall cause each of its Subsidiaries not to, effectuate (1) a "plant closing" (as defined in the WARN
Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries; or (2) a "mass layoff" (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries shall otherwise terminate or lay off employees in the United States in such numbers as to give rise to material liability to the Company under any applicable Laws respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act.

                                   ARTICLE VI

                              Additional Agreements

     SECTION 6.01.  Preparation of the Proxy Statement;  Stockholders'  Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare (in consultation with Parent) and file with the SEC the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments referred to below. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable following the date of this Agreement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response.

     (b) The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") for the purpose of obtaining the Stockholder Approval. Subject to the ability of the Board of Directors of the Company to make an Adverse Recommendation Change pursuant to Section 5.02(b), the Company shall, through its Board of Directors include the Recommendation in the Proxy Statement. Subject to Section 5.02(b), the Company will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Stockholder Approval. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent.

     SECTION 6.02. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, consultants, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time or

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                                                                              48

the termination of this Agreement to all of its and its Subsidiaries' properties, books and records and to those employees of the Company to whom Parent reasonably requests access, and, during such period, the Company shall furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request (it being agreed, however, that the foregoing shall not permit Parent or any such Representatives to conduct any soil or groundwater or other invasive environmental testing or sampling without the Company's consent). Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or contravene any Law or any Contract to which the Company or any of its Subsidiaries is a party. Except for disclosures expressly permitted by the terms of the confidentiality letter agreement dated as of March 30, 2007, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, consultants, financial advisors and other Representatives to hold, all information received from the Company or its Representatives, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

     SECTION 6.03. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including the issuance or reissuance of any and all required state, county or licenses or permits required for the operation of the Company's business as currently conduct, (iii) the obtaining of consents, approvals and waivers from third parties reasonably requested by Parent to be obtained in connection with the Acquisition under any Contracts or leases, provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any person to obtain any such consent, approval or waiver other than de minimus amounts or amounts that are advanced by Parent, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (A) take all action necessary to ensure that no fair price, moratorium, control share acquisition or other state takeover statute is or becomes applicable to

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                                                                              49

this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (B) if any fair price, moratorium, control share acquisition or other state takeover statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.

     (b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable after the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.03 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act; provided that in no event shall Parent be required to divest any stock, partnership, membership or other ownership interest in any entity, or agree to undertake any divestiture or restrict its conduct with regard to any business. Without limiting the foregoing, the parties shall request and shall use their respective reasonable best efforts to obtain early termination of the waiting period under the HSR Act. No party shall voluntarily extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity to delay or not to consummate the Merger or any of the other transactions contemplated by this Agreement except with the prior written consent of the other party (such consent not to be unreasonably withheld or delayed and which reasonableness shall be determined in light of each party's obligation to do all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement).

     SECTION 6.04. Benefit Plans. (a) The Surviving Corporation shall provide cash compensation (excluding severance) to each Company Employee that is not less favorable than the cash compensation provided to such Company Employee immediately prior to the Effective Time.

     (b) With respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, and any vacation, paid time-off or severance plan maintained by Parent or any of its Subsidiaries for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee's service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) shall be treated as service with Parent or any of its Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

     (c) Parent shall waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Affiliates in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

     SECTION 6.05. Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director, officer, employee or agent (including as a fiduciary with respect to an employee benefit plan) of the Company, any of its Subsidiaries or any of their respective predecessors (each, an "Indemnified Party") as provided in the Company Certificate of Incorporation, the Company Bylaws, the organizational documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries (in
each case, as in effect on the date hereof or, with respect to any indemnification agreement entered into after the date hereof, to the extent the terms thereof are no more favorable in any material respect to the Indemnified Party that is the beneficiary thereof than the terms of any indemnification agreement included as an exhibit in the Filed SEC Documents) shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

     (b) The Company may obtain, at or prior to the Effective Time, prepaid (or "tail") directors' and officers' liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for six years from the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided, however, that, without the prior written consent of Parent, the Company may not expend therefor in excess of 250% of the amount (the "Annual Amount") paid by the Company for coverage for the period of 12 months beginning on December 15, 2006. In the event the Company does not obtain such "tail" insurance policies, then, for a period of six years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the Company's current directors' and officers' liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided, however, that the Surviving Corporation may substitute therefor policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any Indemnified Party; provided further, however, that in satisfying its obligation under this Section 6.05(c) the Surviving Corporation shall not be obligated to pay for coverage for any 12-month period aggregate premiums for insurance in excess of 250% of the Annual Amount, it being understood and agreed that the Surviving Corporation shall nevertheless be obligated to provide such coverage as may be obtained for the Annual Amount.

     (c) In the event that either Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 6.05.

     (d) The provisions of this Section 6.05 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 6.06. Fees and Expenses. (a) Except as provided in Section 6.06(b), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.01(f), (ii) (A) after the date of this Agreement, a Takeover Proposal shall have been publicly made to the Company generally or shall have otherwise become publicly known, (B) thereafter, this Agreement is terminated by Parent pursuant to Section 8.01(e)(i) or by either Parent or the Company pursuant to Section 8.01(b)(i) (but only if the Stockholders' Meeting has not been held) or Section 8.01(b)(iii) and (C) within nine months after such termination, the Company consummates the transactions contemplated by any Takeover Proposal, or (iii) this Agreement is terminated by Parent pursuant to
Section 8.01(e)(ii), then the Company shall pay Parent a fee equal to $60,000,000 (the "Termination Fee") by wire transfer of same-day funds (1) in the case of a payment required by clause (i) above, on the date of termination of this Agreement, (2) in the case of a payment required by clause (ii) above, on the date of the consummation referred to in clause (ii)(C), and (3) in the case of a payment required by clause (iii) above, as promptly as possible (but in any event within four business days). For purposes of this Section 6.06(b), the term "Takeover Proposal" shall have the meaning assigned to such term in
Section 5.02(a), except that all references to 20% therein shall be deemed to be references to 50%.

     (c) The Company  acknowledges  and agrees that the agreements  contained in
Section 6.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 6.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 6.07. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for any matters referred to in Section 5.02. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 6.08. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent (such consent not to be unreasonably withheld or delayed).

     SECTION 6.09. Financing. (a) Prior to the Effective Time, the Company shall provide, shall cause its Subsidiaries to provide and shall use its reasonable best efforts to cause its and their Representatives (including legal and accounting) to provide such reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested in writing by Parent with reasonable notice in connection with the obtaining of the Debt Financing, including using reasonable best efforts to (i) participate in meetings, presentations, due diligence sessions, drafting sessions, road shows and sessions with rating agencies, (ii) assist with the preparation of materials for rating agency presentations, offering memoranda, private placement memoranda or similar offering documents required in connection with the Debt Financing,
(iii) reasonably facilitate the pledging of collateral, in each case so long as not effective until at or after the Effective Time, (iv) furnish Parent and its Financing sources with (A) readily available historical financial and other pertinent information that, as of any date, would be required to be contained in filings by the Company with the SEC on Forms 10 Q and 10 K as of such date, in each case as may be reasonably requested by Parent (collectively, the "Required Financial Information"), and (B) any other historical financial statements and other financial data of the type reasonably requested by Parent, (v) permit the prospective lenders involved in the Debt Financing to evaluate the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, (vi) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, and (vii) take corporate actions reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Company. The Company shall use commercially reasonable efforts to (1) provide monthly financial statements (excluding footnotes) within 25 days of the end of each month prior to the Closing Date, if and in the form currently prepared by the Company, (2) obtain accountants' comfort letters, legal opinions, surveys and title insurance as may be requested by Parent or the prospective lenders in the Debt Financing,
(3) cause its officers, in their capacities as officers, to deliver such customary management representation letters as any audit firm may request in connection with any comfort letters or similar documents required in connection with the Debt Financing, (4) obtain the issuance or reissuance of required state, county or city licenses or permits required for the operation after the Closing Date of the Company's business and (5) obtain estoppel certificates from landlords under Real Property Leases and from tenants under Real Property Subleases. It is understood and agreed that nothing contained in this Section
6.09 shall require such cooperation to the extent that it would interfere unreasonably with the business or operations of the Company or its Subsidiaries. The Company hereby consents to the use of its and its Subsidiaries' Trademarks in connection with the Financing, provided that such Trademarks are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company and its Trademarks. Neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 6.09 or otherwise in connection with the Financing
(x) to pay any commitment or other similar fee prior to the Effective Time that is not advanced by Parent or (y) to incur any out-of-pocket expense unless such expense is advanced by Parent. Parent and Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with (1) any action taken by them in compliance with this Section 6.09, or at the request of Parent pursuant to this Section 6.09, or otherwise in connection with the arrangement of the Financing or (2) any information utilized in connection therewith (other than the information provided by the Company or its Subsidiaries). Nothing contained in this Section
6.09 or otherwise shall require the Company to be an issuer or other obligor with respect to the Financing prior to the Effective Time. All material, non-public information regarding the Company and its Subsidiaries provided to Parent or its Representatives pursuant to this Section 6.09 shall be kept confidential by them in accordance with the Confidentiality Agreement except for disclosure to potential investors as required in connection with the Financing subject to customary confidentiality protection.

     (b) For purposes of this Agreement, "Bridge Marketing Period" shall mean the first period of 15 consecutive business days after the date hereof throughout which (A) Parent shall have in all material respects the Required Financial Information that the Company is required to use its reasonable best efforts to provide to Parent pursuant to this Section 6.09, provided, that the

Required Financial Information required to be filed with the SEC must be timely filed (or must be cured if previously required to be filed) throughout the Bridge Marketing Period, (B) the conditions set forth in Section 7.01 and
Section 7.02 shall be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions), and (C) the applicable auditors shall not have withdrawn their audit opinions for any applicable Required Financial Information; provided, that such 15 business day period shall commence no earlier than three business days after the condition set forth in
Section 7.01(a) has been satisfied (it being understood and agreed that Parent will commence such period on an earlier date if reasonably practicable to do so in its good faith judgment, provided that in such event the period shall not commence more than 15 business days prior to the date of the Stockholders' Meeting and the Bridge Marketing Period shall extend until the third business day after satisfaction of the condition set forth in Section 7.01(a)); and, provided, further, that notwithstanding the foregoing, the Bridge Marketing Period shall end on any earlier date that is the date on which the Financing is consummated.

     (c) Each of Parent and Sub shall use, and shall cause their Affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (ii) satisfy (or cause its Affiliates to satisfy) on a timely basis all conditions applicable to Parent or Sub (or their Affiliates) set forth therein and (iii) to consummate the Financing contemplated by the Financing Commitments on the date described in
Section 2.02, including using its reasonable best efforts to cause the lenders and other persons providing such Financing to fund the Bridge Financing and Equity Financing required to consummate the Merger at such time. In the event that any portion of the Financing becomes unavailable on the terms and conditions set forth in the Financing Commitments, Parent and Sub shall promptly notify the Company and shall use their reasonable best efforts to obtain alternative financing from alternative sources, on terms not materially less favorable, taken as a whole, to Parent and Sub (as determined in the reasonable judgment of Parent), as promptly as practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent and Sub with any portion of the Financing. Each of Parent and Sub shall refrain (and shall use its reasonable best efforts to cause its Affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Financing Commitments or in any definitive agreement related to the Financing. Neither Parent nor Sub shall agree to or permit any amendment, supplement or other modification of, or waive any of its rights under, any Financing Commitments or the definitive agreements relating to the Financing, in each case, without the Company's prior written consent (which consent shall not be unreasonably withheld or delayed), if such amendment, modification or waiver would impose new or additional conditions or otherwise amend, modify or waive any of the conditions to the receipt of the Financing in any manner that would be reasonably likely to cause a material delay in the ability of Parent to consummate the Financing. In such event, the term "Financing Commitments" as used herein shall be deemed to include the Financing Commitments that are not so superseded at the time in question and the new Financing Commitments to the extent then in effect. Parent and Sub shall keep the Company reasonably informed of the status of their efforts to obtain the Financing.


                                  ARTICLE VII

                              Conditions Precedent

     SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

     (a)  Stockholder  Approval.   The  Stockholder  Approval  shall  have  been
obtained.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Federal or state court of competent jurisdiction (collectively, "Restraints") or Law shall be in effect enjoining, making illegal or otherwise prohibiting the consummation of the Merger; provided, however, that the party claiming such failure of condition shall have used its reasonable best efforts to prevent the entry of any such injunction or order, including taking such action as is required to comply with Section 6.03, and to appeal as promptly as possible any injunction or other order that may be entered.

     SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on such dates (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have a Material Adverse Effect; provided, however, that the representations and warranties of the Company set forth in Section 4.01(c)(i) with respect to the number of outstanding shares of Company Common Stock and number of shares of Company Common Stock subject to outstanding Company Stock Options, Company SARs and ESPPs shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on such dates (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have, in all material respects, performed or complied with all obligations required to be performed or complied with by it under this Agreement by the time of the Closing, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

     (c) No Material Adverse Effect. Since the date of this Agreement, there has not been nor would there reasonably be expected to be a Material Adverse Effect.

     SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Parent Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on such dates (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

     (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have, in all material respects, performed or complied with all obligations required to be performed or complied with by it under this Agreement by the time of the Closing, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

     SECTION 7.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder
Approval:

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company:

          (i) if the Merger shall not have been consummated on or before April 15, 2008 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party if the failure of such party (or in the case of Parent, Sub) to perform any of its obligations under this Agreement, the failure to act in good faith or the failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03, has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

          (ii) if any Restraint having any of the effects set forth in Section 7.01(c) shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

          (iii) if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

     (c) by Parent, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) is incapable of being cured or is not cured within 60 days of written notice of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if Parent or Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

     (d) by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) is incapable of being cured or is not cured within 60 days of written notice of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

     (e) by Parent:

          (i) in the event that an Adverse Recommendation Change shall have occurred; or

          (ii) the Company or any of its Representatives shall have willfully breached Section 5.02 in any respect materially adverse to Parent; or

     (f) by the Company, in accordance with Section 5.02(b).

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the last sentence of Section 6.02, Section 6.06, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, however that nothing herein shall relieve the Company, Parent or Sub from liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 8.03 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 8.05. Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 8.01 or an amendment of this Agreement pursuant to
Section 8.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 8.03, the duly authorized committee of its Board of Directors to the extent permitted by Law.

                                   ARTICLE IX

                               General Provisions

     SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Parent or Sub, to:

          IHOP CORP.
          450 North Brand Boulevard
          Glendale, California 91203

          Fax No.:  (818) 637-5361
          Attention:  General Counsel


          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue, Suite 3400
          Los Angeles, California  90071
          Fax No.:    (213) 687-5600
          Attention:  Rod A. Guerra, Jr.
                      Joseph J. Giunta

          if to the Company, to:

          Applebee's International, Inc.
          4551 West 107th Street
          Overland Park, KS  66207

          Fax No.:  (913) 967-2329
          Attention:  General Counsel
          with a copy to:

          Cravath, Swaine & Moore LLP
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York  10019
          Fax No.:  (212) 474-3700
          Attention:  Philip A. Gelston, Esq.
                      Ronald Cami, Esq.

     SECTION 9.03. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

     SECTION 9.04. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement, provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) except for the provisions of Section 3.02 after the Effective Time and Section 6.05, are not intended to confer upon any person other than the parties any legal or equitable rights or remedies.

     SECTION 9.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding the foregoing, Parent and Sub may assign this Agreement or any of its rights, interests or obligations hereunder to any wholly owned Subsidiary of Parent, provided that any such assignment shall not relieve Parent or Sub of its obligations hereunder.

     SECTION 9.08. Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have

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any  adequate  remedy at law in the  event  that any of the  provisions  of this
Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or any Federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

     SECTION 9.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


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                                                                              62

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   IHOP CORP.,

                                   by /s/ Julia Stewart
                                     --------------------------------
                                     Name: Julia Stewart
                                     Title: Chairman and
                                            Chief Executive Officer


                                   CHLH CORP.,

                                    by /s/ Julia Stewart
                                     --------------------------------
                                     Name: Julia Stewart
                                     Title: President


                                   APPLEBEE'S INTERNATIONAL, INC.,

                                    by /s/ David L. Goebel
                                     --------------------------------
                                     Name: David L. Goebel
                                     Title: Chief Executive Officer and
                                            President